EXHIBIT 33

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


NUNZIO P. DeSANTIS,                            )
COURTLANDT G. MILLER and                       )
VINCENT VILLANUEVA                             )
                                               )
                           Plaintiffs,         )    C.A. No. ________________
                                               )
STEVE SIMON, STEPHEN RAPHAEL,                  )
and ELIE HOUSMAN,                              )
                                               )    AFFIDAVIT OF
                           Defendants,         )    STEVE SIMON
                                               )
         and                                   )
                                               )
AUTOLEND GROUP, INC., a Delaware               )
corporation,                                   )
                                               )
                           Nominal Defendant.  )




State of Florida           )
                           )  ss.:
County of Dade             )

                  STEVE SIMON, being duly sworn, states:
                  1. I am a director and the Chief Executive Officer of AutoLend Group, Inc. ("AutoLend") and I make this affidavit in support of the motion to approve the settlement of the above-captioned litigation. I understand that the plaintiffs are relying on this statement in agreeing to enter into a settlement and that the Court may rely upon it in approving the settlement.

                  2. I have reviewed the complaint in this action and state that the allegations accusing me of having committed gross negligence, gross mismanagement and breach of fiduciary duty are groundless and without merit.
During my tenure as chief executive officer, AutoLend has in all respects conducted its business in a good and diligent manner. The business of AutoLend has not only been conducted in the ordinary and usual course during my tenure, but under my direction the books and financial records and ledgers of AutoLend have accurately reflected the business of AutoLend, including all expenditures made and payments received by AutoLend. Moreover, myself and my fellow officers of AutoLend during my tenure have always, to my knowledge, honestly and conscientiously fulfilled our fiduciary and employment responsibilities.


                                                   ---------------------------
                                                           Steve Simon

Sworn to before me on this
       day of _________, 1996


- --------------------------
         Notary Public


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